Exhibit 10.6

End User Software License Agreement

between duo software (pvt) ltd and hello corp (pvt) Ltd.

Agreement

Duo Software (Pvt) Ltd.

&

Hello Corp (Pvt) Ltd.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

Table of Contents

1	DEFINITIONS
2	REPRESENTATIONS AND WARRANTIES
3.	THE SOFTWARE
4.	DOCUMENTATION
5.	SOURCE CODE
6.	OPERATING ENVIRONMENT
7.	SOFTWARE LICENSE TERMS
8.	SOFTWARE LICENSE FEES
9.	LICENSEE’S RIGHTS AND OBLIGATIONS
10.	LICENSOR’S RIGHTS AND OBLIGATIONS
11.	SOFTWARE INSTALLATION
11.	ACCEPTANCE TEST CRITERIA (ATC)
12.	USER ACCEPTANCE TEST (UAT)
13.	TRAINING
14.	SOFTWARE MAINTENANCE
15.	SERVICE LEVEL AGREEMENT
1.	Reporting of Issues/bugs
16.	CHANGES IN SCOPE OF WORK
17.	UPDATES AND REVISIONS
Feature Release
Enhancement Release
Maintenance Release
18,	TERMINATION
19,	LIMITED WARRANTY
20,	LIMITED REMEDY
21,	TITLE TO SOFTWARE
22,	CONFIDENTIALITY
23,	PUBLICITY
24.	LICENSOR’S PROPRIETARY NOTICES
25,	ASSIGNMENT
26.	INDEMNITY
27.	DISPUTE RESOLUTION & ARBITRATION
28,	ATTORNEY FEES
29.	LIMITED LIABILITY

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

30.	NOTICE
31	GOVERNING LAW
32.	CONSENT TO JURISDICTION, VENUE AND SERVICE
33.	SEVERABILITY
34.	NO WAIVER
35.	FORCE MAJEURE
36.	COMPLETE AGREEMENT
SCHEDULE A - SOFTWARE DESCRIPTION
SCHEDULE B - LICENSE TERMS
SCHEDULE C - LICENSE PAYMENT TERMS
Software Implementation Fees
Subscriber License fee (one time)
Annual Maintenance Cost
Training Cost
Settlement of Invoice
Taxes
SCHEDULE D - HARDWARE. PROGRAMMING LANGUAGE AND OPERATING SYSTEM SPECIFICATIONS
Live Server Specification
Test & Training
End user client specification
SCHEDULE E - SOFTWARE FEATURES SUMMARY
Promotion Planning
Inventory Management
Delivery Planning and Installation
Subscriber Management
Provisioning Management
Billing Management
Dunning Management
Payments & Receipt Management
Dealer Management
Master Data & Administrative Tools
Multi Tenancy Management
User Management
Language and Culture Management
Order Management
Integration Management
Voucher Management
CAS Connector
SCHEDULE F - SOFTWARE MODIFICATION REQUEST (SMR)
SCHEDULE G - SOFTWARE REQUIREMENT SPECIFICATION (SRS)
SCHEDULE H-SLA PLANS

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

END-USER SOFTWARE LICENSE AGREEMENT

This End-User Software License Agreement (the “Agreement”) is made and effective from the 1st Day of January 2014.

BETWEEN:	Duo Software (PVT) Ltd. (the “Licensor”), a corporation organized and existing under the laws of Sri Lanka with its office located at:

Level 6, 403, Galle Road,
Colombo 03 Sri Lanka

AND:	Hello Corp (Pvt) Ltd. (the “Licensee”), a corporation organized and existing under the laws of Sri Lanka, with its offices located at:

Registered Office No 3,
R A De Mel Mawatha Colombo 03

Sri Lanka.

Corporate Office No 752/5
Dr. Danister De Silva Mawatha Colombo 09 Sri Lanka

RECITALS

WHEREAS, the Licensor has developed certain computer programs and related documentation more particularly described in Schedule A attached hereto (the “Software”) and desires to grant to Licensee a license to use the Software.

WHEREAS, Licensee wishes to use the Software under the conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual promises set forth herein, Licensee and Licensor hereby agree as follows:

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

1.	DEFINITIONS

The following definitions shall apply to this Agreement:

“Software” means the computer programs, database structure and documentation listed in Schedule A attached to this Agreement.

“Server” means a computer with programs that provides services to other computer programs (and their users) in the same or other computers.

“Site” means a premises owned by the Licensee in Hello Corp, Orion City, or any other address that will be specified by Licensee.

“Client Computer” means a user’s computer (PC, Workstation). The client term implies the computer is connected to a network where by the computer may request data from time to time from the Server.

“Source Code” is the collection of files needed to convert from human-readable form to some kind of computer-executable form.

“Install” means placing the Software on a computer’s hard disk, CD-ROM or other secondary storage device.

“Derivative Works” means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such a preexisting work may be recast, transformed or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute copyright infringement.

“Use” means (i) executing or loading the Software into computer RAM or other primary memory, and (ii) copying the Software for archival or emergency restart purposes.

“LAN” is a short form for Local Area Network.

“Local Area Network” means a network linking a number of computers and servers covering a small geographic area like an office, within a building.

“Product” means the computer programs, database structure and documentation listed in Schedule A attached to this Agreement and is the same as “Software” defined above

“Subscriber” means the customer of Licensee, subscribing for each service provided by Licensee. For the purpose of clarity a subscriber is a single subscriber service account on the Software System. A customer may have one or more subscriber accounts

“WAN” is a short form for Wide Area Network.

“Wide Area Network” means a network of computers that covers a broad area (i.e., any network whose communications links cross metropolitan, regional, or national boundaries), usually connecting a multiple number of LAN’s across broad geographical boundaries.

“Territory” means Sri Lanka.

“Documentation” means shall consist of all operator and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with the Software

“Test/Lab Environment” means the Licensee’s hardware set aside for testing or creating a simulation of the production environment that is used to process actual subscriber usage.

“Agreement” refers to this contract between Licensor and Licensee

“Other Agreement” refers to this contract between Licensor and Licensee prior to this agreement “License” a perpetual, non-exclusive license to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

“Software Modification Request (SMR)” request from Licensee to Licensor to make a modification to the Software that is outside the scope of this Agreement.

“Software Requirement Specification (SRS)” response from Licensor to Licensee’s SMS which will provide the details on the scope of work required to meet the SMS as well as proposed commercial terms.

“Party” shall mean Licensor or Licensee individually;

“Parties” shall mean Licensor and Licensee collectively.

“IDC” shall mean Internet Data Center operated by Hello Corp.

“Tenants” shall mean the customers of Hello Corp who will run their contact center operation on Duo Contact platform.

2.	REPRESENTATIONS AND WARRANTIES

Licensor and Licensee mutually represent, undertake and warrant that as of the date of this agreement:

1.	It is a limited liability company duly incorporated, validly existing and empowered by charter to carry on business of the nature described in this Agreement.

2.	It has full corporate power and authority to enter into this Agreement and to take any action and execute any documents required by the terms hereof.

3.	Execution of this Agreement has been duly authorized by all necessary corporate proceedings and has been duly and validly executed by both Parties and is a legal, valid and binding obligation of the respective Parties enforceable in accordance with the terms hereof.

4.	The executants of this Agreement have been duly empowered and authorized to execute this Agreement and to perform all obligations in accordance with the terms herein set out.

5.	There is no known event that could change the status of any of these and representation warranties in the next six months.

6.	Licensor hereby represents and warrants to Licensee that:

7.	Licensor is the owner of all right, title and interest, including copyright, in all the Licensed Software, Documentation and any other licensed materials

8.	Licensor has not granted any rights or licenses to the licensed Software, Documentation and any other licensed materials that would conflict with Licensor’s obligations under this Agreement.

9.	Licensor will not enter into any agreement with any third party which would affect Licensee’s rights under this Agreement, or bind Licensee to any third party, without Licensee’s prior written consent.

10.	Licensee’s use of the Licensed Software, Documentation and any other licensed materials as authorized by this Agreement will not infringe any existing copyright, trade secret, patent or trademark rights of any third party. The Software is free from all liens, claims, encumbrances and other restrictions.

11.	The Software and its use by the licensee hereunder do not violate or infringe the rights of any third party or the laws or regulations of any governmental or judicial authority, including but not limited to all applicable export control laws.

12.	Licensee shall be entitled to use and enjoy the benefit of the licensed Software, Documentation and any other licensed materials whilst this Agreement remains in force.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

Licensee’s use and possession thereof hereunder shall not be adversely affected, interrupted or disturbed by Licensor or any entity asserting a claim under or through Licensor.

3.	THE SOFTWARE

The Software shall consist of the modules or components and shall perform the functions and comply with the proposals and specifications, identified in Schedule A and Schedule E. Each Software module or component, specification and proposal included or referred to in Schedule A and Schedule E is expressly incorporated by reference herein.

4.	DOCUMENTATION

The Documentation will be in English language and shall consist of all operator and user manuals, training materials, listings, Software and module administration guides, Software and module operation guide focusing and highlighting system functionality, installation guide and other materials for use in conjunction with the Software.

5.	SOURCE CODE

The Software shall not include its Source Code form (the “Source Code”), and will not include all relevant explanations and documentation of the Source Code (collectively, “Commentary”). Licensor is not at any time required to deliver to Licensee, any copies of the complete or partial Source Code contained on Licensee machine-readable media and a complete listing of the Source Code and Commentary, unless the Licensor declares bankruptcy.

In case of bankruptcy of the Licensor, the Licensee will immediately be given a copy of the Source Code and Commentary of the Software, and the Licensee will be given an unlimited right to use and modify the Source Code and Commentary for only the Licensee’s operations.

The copy of source code implemented at the Licensee shall maintained in an escrow account in a case if the Licensee request the Licensor to do so. The cost of establishing the escrow account shall be borne by the Licensee.

6.	OPERATING ENVIRONMENT

The Software, and each module or component and function thereof, shall be capable of operating fully and correctly on the combination of the computer equipment (“Hardware”), the programming language and the operating system specifications in Schedule D, annexed hereto.

7.	SOFTWARE LICENSE TERMS

Licensor hereby grants to Licensee a perpetual, non-exclusive License to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B. This License is effective when executed by both Parties and the License granted to the Software remains in force until the Licensee terminates this Agreement or until Licensor terminates this License because of Licensee’s failure to comply with any of its terms and conditions.

In granting this nonexclusive License to the Licensee by the Licensor, the Licensee will be allowed to utilize the Software System as specified in Schedule B.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

8.	SOFTWARE LICENSE FEES

As consideration for the perpetual, non-exclusive license to use the Software and Documentation granted to Licensee herein, Licensee shall pay to Licensor the total sum as specified in Schedule C.

Special Use Subscriber License shall be revoked at any time by the Licensor and is only issued for the purpose of review and experiencing the software application or where the Licensor had supported the Licensor with comforting the Licensee in financial difficulty.

9.	LICENSEE’S RIGHTS AND OBLIGATIONS

Licensee has the right to:

1.	Make one copy of the Software solely for backup or archival purposes

2.	Transfer the Software to a single hard disk, provided Licensee keeps the original solely for backup or archival purposes.

3.	Licensee may, at any time, without prior notice to or consent of Licensor, transfer the Software to any location other than the site of initial installation for use on any other “Central Processing Unit” (CPU) which is owned or controlled by Licensee. Licensee shall thereafter promptly give Licensor notice of such new location.

4.	Request for additional information from the database which may be required from time to time to reply to regulator’s or broadcaster’s query.

5.	Request for tweaking existing reports as per business regulatory/business requirement. Licensee shall request for a modification to the Software by sending a Software Modification

6.	Request (SMR) document to the Licensor listing the requested modifications along with detailed process flows and test cases. On the receipt of the SMR the Licensor shall carefully evaluate the document and dispatch a Software Requirement Specification (SRS) to the Licensee along with the commercial terms for such a modification if any, notwithstanding any request by the Licensee for modification to the Software based on the statutory requirement as imposed from time to time by the regulatory body/bodies of the country, and the Licensor will provide for such changes within the stipulated timeframe at no any additional cost.

Licensee has the following obligations:

1.	The Software and Documentation is protected by Singapore copyright laws and international treaties. The Licensee must treat the Software and Documentation like any other copyrighted material - for example a book.

2.	Cannot copy more than 10 copies of the Documentation in English unless written authorization is obtained from the Licensor, such authorization shall not be unreasonably withheld by the Licensor.

3.	Cannot copy the Software except to make archival or backup copies as provided above

4.	Cannot modify, enhance nor adapt the Software nor merge it into another program unless otherwise obtained by Licensor’s written consent, which consent shall not be unreasonably withheld by the Licensor.

5.	Licensee to provide with the necessary access including not limited to online access to the server and the database where the Software is installed in order to resolve bugs or to update the system from time to time.

6.	Cannot reverse engineer, disassemble, decompile or make any attempt to discover the Source Code of the Software

7.	Cannot place the Software onto a server so that it is accessible via a public network such as the Internet and provide the software as a service to 3rd parties.

8.	Cannot sublicense, rent, lease or lend any portion of the Software or Documentation to any third party.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

10.	LICENSOR’S RIGHTS AND OBLIGATIONS

Licensor has the right to:

Have access to access the servers remotely for monitoring, upload of Patch or Enhancement and updating product licensing information whenever needed.

Licensor has the obligation to:

1.	Ensure the system has a Product uptime and service availability of 99.99% subject to the licensee providing the necessary hardware and third party software which shall ensure that software will be able to achieve such high availability.

2.	Ensure that sufficient, qualified and trained resources are allocated to the project.

3.	Ensure that the Licensee is provided with all patches/ updates to the Software in a timely manner and delivered along with detailed release notes stating the purpose of the patch/updates explaining the installation procedures.

4.	Uploading of all such Update/patches should follow a proper versioning and update Process

5.	Test it on the testing setup and Staging (formerly UAT) servers before upgrading the production software

6.	Request for downtime if required in writing

7.	On receipt of the approval, undertake the task at the assigned time period

8.	Inform regarding the completion or failure of the job, once the job is over. In case there is failure a roll back plan should be in place. The prerequisite condition is that this should be tested in the lab and Staging

9.	Provide a written Root Cause Analysis (RCA) whenever a major outage is reported and solution is provided.

11.	SOFTWARE INSTALLATION

Promptly after delivery of the Software and Documentation to the Site, Licensor shall install and configure the Software in accordance with agreed standard business practices. The Software installation and acceptance process will incorporate the following steps:

1.	Licensor notifying Licensee the name of the designated Project Manager

2.	Licensee sending in writing its acceptance of the designated Project Manager

3.	Licensee notifying the name and designation of the person who would be the Licensee’s single point of contact to Licensor’s designated Project Manager will work with designated Licensee person for all project implementation activities.

4.	The Licensee will have to provide the Licensor the business objectives and processes in a written document. On the receipt of the License written document the Licensor shall commence analysis of Licensee’s business objectives and processes and prepare a time plan for the project.

5.	Map and configure Licensee’s business objectives and processes to the Software to best of its effort, however some process may not be implemented as they may not be compliant with the best practices that may prevail in the software application.

6.	Gaps if any are understood and scope is finalized and documented in the Functional Scope Document (FSD).

7.	Licensee shall provide acceptance of the FSD and the necessary commercial approvals, if any.

8.	Licensor’s Project Manager will submit a detailed project plan to Licensee.

9.	Licensee shall provide written acceptance of the project plan.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

10.	Licensor will deliver, install and configure the Software at the client location.

11.	If the Software did not pass the UAT, then the Licensor shall promptly correct such defect and within 45 days and will cause the Software to successfully pass all such tests. In case the Licensor is unable to do so the Licensee can promptly terminate this Agreement.

12.	Licensor shall train the identified personnel by the Licensee’s as discussed in Clause 13 below.

13.	The Licensee shall be responsible to provide all of the required Hardware except for any special software where the Licensor is to provide the hardware as is specified in Schedule D.

11.	ACCEPTANCE TEST CRITERIA (ATC)

Licensee and Licensor agree that the acceptance of the Software shall be based on certain criteria. These criteria shall be developed by the Licensor and submitted to the Licensee as the Acceptance Test Criteria (ATC) document template. The ATC shall be in line with the agreed scope of deliverables and the Licensee shall include the Licensee’s business objectives, goals and workflows keeping in view of normal business practices and standards, to be met by Licensee while using the Software and achieving its day-to-day and periodical business functions efficiently.

Licensor and Licensee if required may prepare the ATC document, covering the agreed upon test cases. Test cases will be covered on various business functions and scenarios. The ATC document shall be submitted by Licensor to Licensee. Both the Licensor and Licensee shall review the ATC document and send their feedback/confirmation and acceptance in part or in full during the period of implementation to each other.

Should the Licensee wish to adopt the ATC methodology the Licensor shall charge additional for the time, efforts and other cost including travel and accommodation cost.

12.	USER ACCEPTANCE TEST (UAT)

Once the requirements of Licensee’s workflows and business processes are mapped and configured into the Licensor’s software and tested with test data on the test environment, the processes implemented on the Software is ready for carrying out the UAT. The UAT shall be carried out based on the ATC document approved by Licensee.

The UAT includes the following tasks:

Licensee shall nominate a project coordinator who shall verify the deliverables and solution and provide acceptance sign off to Licensor.

Licensor’s designated Project Manager will work with designated Licensee’s person(s) to prepare the test plan and execute the UAT.

Licensor will deliver and install the Software as per the agreed scope of deliverables

Licensee shall carry out the test cases as per the ATC and shall formally award either

(i)	Acceptance or

(ii)	Non-Acceptance to Licensor.

The Software will be tested as per the approved ATC document and any one of the following status is marked against each test case.

Passed

Failed

Skipped

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

Appropriate reasons shall be mentioned in case of “Failed” and/or “Skipped” test cases by Licensee. On completion of testing all the test cases, Licensor shall submit the test case result document to the Licensee.

Based on the test results, Licensee shall formally award either (i) acceptance of such Software in writing (‘Acceptance’) or (ii) non-acceptance of such Software in writing (“Non-Acceptance”) for any non-conformance of such Software with the agreed scope of deliverables.

Licensee may submit to Licensor any other observations, suggestions made during the UAT and or any change or enhancements that might be required or recommended. Licensor will review the same and shall get back with their comments within 2 weeks from the date of acceptance. However these points will not be a part of the UAT. These will be categorized as follows:

Enhancement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

Change in Requirement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

Customization: This category of issues is typically outside the product that can be taken up as and when needed during the implementation. For these points there should be an agreement by both Parties on scope, time and commercials.

Configuration: This category of issues requires specific configuration in the Software to demonstrate the features.

Bugs: This category of issues are the bugs reported and are fixed as per the Service Level Agreement (SLA).

13.	TRAINING

The License Fee includes all costs for the initial and on-going training of Licensee’s employees on the use and operation of the Software on the Hardware. Pursuant to a mutually agreed upon schedule, Licensor shall provide sufficient experienced and qualified personnel to conduct up to 7 full eight-hour days (7 X 8) of such training of groups of up to a maximum of four employees or other personnel of Licensee at a location or locations designated by Licensee with the Territory. Cost for such training shall be stipulated in Schedule C

14.	SOFTWARE MAINTENANCE

During the implementation period, first year of use, and the period covered by the maintenance terms, Licensor shall promptly notify Licensee of any defects or malfunctions in the Software or Documentation of which it learns from any source. Licensor shall promptly correct any defects or malfunctions in the Software or Documentation discovered during the validity of this Agreement in accordance with the Service Level Agreement (SLA) specified under Clause 15 of this Agreement. Any defects or malfunctions will be rectified immediately and the Licensor shall provide the Licensee with corrected copies of same, without additional charge. Licensor’s obligation hereunder shall not affect any other liability which it may have to Licensee.

Licensor shall provide to Licensee, without additional charge, copies of the Software and Documentation revised to reflect any enhancements to the Software made by Licensor for the 1st twelve (12) months from the date of implementation of the software. Such enhancements may include all modifications to the Software which increase the speed, efficiency or ease of operation of the Software, or add additional capabilities to or otherwise improve the functions of the Software.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

15.	SERVICE LEVEL AGREEMENT

In connection with the Licensee’s Use and operation of the Software or any problems therewith, during the Term of this Agreement or any extended Term, if any, the Licensor shall provide to the Licensee Service Level as per support plans provided in Schedule F

1. Reporting of Issues/bugs

Licensee’s designated person will communicate the issue either through any automated Bug reporting system that the Licensor may provide or through an e-mail, the date and time of the mail shall be sufficient for all SLA calculations.

All costs associated with resolving the issue reported by the Licensee shall be borne by Licensor unless the issue was caused due to the proven fault of the Licensee.

If the issue was caused by the Licensee or should there be a higher level of service required, the Licensee and Licensor shall jointly define the higher level of service and commercial terms.

Provided the Licensee is up to date in making all payments under this agreement, the Licensor will be responsible to provide to Licensee in a timely fashion all patches or updates to the Software that it develops along with Documentation explaining the purpose and installation procedures for any such patches or updates and on-going training if and to the extent required.

Licensor and Licensee may enter into an agreement for further enhancing the support levels, including providing a person at site.

16.	LIQUIDATED DAMAGES

16.1 In the event that Duo Software fails to meet the target timescales for defect resolution, as set out in Schedule F [provided Duo Software is solely responsible for such delays], Duo Software shall be liable to pay Hello Corp liquidated damages at the rate of Rupees One Thousand fine hundred (Rs. l,500/-) per hour or part thereof in excess of the stipulated resolution time, provided that:

16.1.1 Both the servers are inoperative

16.1.2 The fault is entirely of the software

16.1.3. The failure causes disruptions to the core operations.

16.2 If Duo Software exceeds the maximum number of instances on conditions rated critical or high, Hello Corp may claim damages at a rate of Rupees Two Thousand (Rs. 2,000/-)per instance

16.3 The maximum liquidated damages to be imposed by HelloCorp per month on account of the failure of the application software and rectification, and the conditions exceeding the maximum number of instance, shall be seven point five percent (7.5%) of the monthly fee.

17.	CHANGES IN SCOPE OF WORK

The Licensor’s basis for implementation of the Software is the scope defined in the FSD. After starting the assignment, if Licensor finds any deviations to the scope defined, change management processes would be triggered and the Licensor will be given an opportunity to submit a revised commercial proposal covering the charges for the work to be completed as per the enhanced scope of work. Licensor will proceed with the rest of the work only after confirming in writing the revised commercial proposal with Licensee. The additional/revised scope will not form part of the UAT. Any change request shall be taken up as a separate activity with a separate delivery schedule and UAT.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

18.	UPDATES AND REVISIONS

During the valid period of this Agreement, the Licensor will advise the Licensee of any updates (bug patches) or revisions (same functionality with minor enhancement within the same version) that Licensor is incorporating into the Software. On Licensee’s request a single copy of the Software incorporating this type of change will be sent to Licensee in object form and Licensor will be deemed to have automatically granted the Licensee a non-exclusive, non-transferable license to use it subject to the same terms that are set out elsewhere in this Agreement.

The version numbering of the software shall adhere to the following numbering nomenclature

X.Y.Z Where X denotes Feature, Y Enhancement and Z denotes maintenance releases

Feature Release

“Feature Release” would mean an issuance of a feature for the Licensed Software which has new or significantly enhanced functionality, where X of the x.y.z numbering designation changes

Enhancement Release

“Enhancement Release” would mean an issuance of any enhancements to existing features; and/or minor additions in functionality compared to the previous issuance, where Y of the x.y.z numbering designation changes and includes Enhancement Releases.

Maintenance Release

“Maintenance Release” means an issuance of any Bug Fixes and where Z of the x.y.z numbering designation changes.

For the purpose of Clarity the Duo Subscribe Version 6.0 onwards will be on renewed terms and conditions

19.	TERMINATION

Either Party shall have the right to terminate this License if the other Party fails to perform any obligation required under this Agreement and if the defaulting Party does not fix any such breach or fails to take good faith measures to rectify the breach within sixty (60) calendar days of the receipt of a written notice. Either Party shall have the right to forthwith terminate this Agreement if the other Party becomes bankrupt or insolvent. This License Agreement takes effect upon Licensee’s use of the Software and effective until terminated. Licensee may also terminate this Agreement it at any time without assigning any reason by giving three (3) months’ notice to the Licensor and in such a case the Licensee must destroy all copies of the Software and Documentation in its possession. It will also automatically terminate if Licensor fails to comply with any term or condition of this Agreement.

Upon termination of this License, Licensee shall return to Licensor or destroy the original and all copies of the Software including partial copies and modifications. Licensor with a prior written notice of at least seven (7) calendar days shall have a reasonable opportunity to conduct an inspection of Licensee’s place of business during normal business hours to ensure compliance with this provision.

The Licensee and Licensor shall have the right to terminate this agreement, by giving ninety (90) days written notice.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

20.	LIMITED WARRANTY

Licensor warrants that for a period of term of this Agreement/contract and after delivery of the Software to Licensee:

The Software will be delivered in electronic form, including files transferred or downloaded from the internet or on physical media, and will be free from defects in materials and workmanship under normal use; and,

To the extent permitted by law, THE FOREGOING LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, AND LICENSOR DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, regardless of whether Licensor knows or had reason to know of Licensee particular needs. No employee, agent, or distributor of Licensor is authorized to modify this warranty, nor to make any additional warranties.

21.	LIMITED REMEDY

Licensor’s entire liability and Licensee’s exclusive remedy shall be:

The replacement of any CD-ROM(s) or other media not meeting the Limited Warranty which is returned to Licensor due to damage will be replaced by the Licensor within 21 days.

IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE USE OR THE INABILITY TO USE THE SOFTWARE (EVEN IF LICENSOR OR AN AUTHORIZED DEALER OR DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY).

IN NO EVENT WILL LICENSEE BE LIABLE TO LICENSOR FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT OR USE OF THE SOFTWARE (EVEN IF LICENSEE OR AN AUTHORIZED DEALER, DISTRIBUTOR OR REPRESENTATIVE OF THE LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

22.	TITLE TO SOFTWARE

Licensor retains title to and ownership of the Software and all enhancements, modifications and updates of the Software and process implemented on the Software.

23.	CONFIDENTIALITY

Each Party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential, financial or business information of the other Party which it learns during the course of its performance of this Agreement, without the prior written consent of such other Party. This obligation shall survive the cancellation or other termination of this Agreement.

The Software contains trade secrets and proprietary know-how that belong to the Licensor and it is being made available to the Licensee in strict confidence.

ANY USE OR DISCLOSURE OF THE SOFTWARE, OR OF ITS ALGORITHMS, PROTOCALS OR INTERFACES, OTHER THAN IN STRICT ACCORDANCE WITH THIS LICENSE AGREEMENT, MAY BE ACTIONABLE AS A VIOLATION OF LICENSOR’S TRADE SECRET RIGHTS, except for the requirements of the investigation agency, the tax agency, auditing or for credit units to assess the authenticity of the Software.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

24.	PUBLICITY

Licensor shall not refer to the existence of this Agreement in any press release, advertising or materials distributed to prospective customers, without the prior written consent of Licensee and vice versa.

25.	LICENSOR’S PROPRIETARY NOTICES

Licensee agrees that any copies of the Software or Documentation which it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by Licensor and, except as expressly authorized herein, Licensee shall not distribute same to any third party without Licensor’s prior written consent, which consent shall not be unreasonably withheld.

26.	ASSIGNMENT

Licensee may assign this Agreement to any subsidiary or affiliate under its control, or as part of the sale of that part of its business which includes the Software, Hardware or any substantial portion of its data processing facilities, or pursuant to any merger, consolidation or other reorganization, without Licensor’s consent, upon notice to Licensor. Licensor shall not assign this Agreement without Licensee’s prior written consent, which shall not be unreasonably withheld, so long as the assignee of the Licensor undertakes to perform all the obligations of the Licensor hereunder and the Licensee’s rights and interest under this Agreement are not affected any which way. An assignee of either Party, if authorized hereunder, shall have all of the rights and obligations of the assigning Party set forth in this Agreement.

27.	RESELLING

Licensee may host the system at their IDC and provide services and solutions offered by the Product to 3rd Party on a monthly rental as specified in Schedule C. Licensor shall provide the Software and the Licensor shall provide the hardware necessary to support the volume of load/traffic.

All revenue shall as per terms specified on Schedule C.

28.	INDEMNITY

Licensor agrees to indemnify and hold harmless Licensee and its subsidiaries or affiliates and their directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any claim that Licensee’s use or possession of the Software or Documentation, or the license granted hereunder, including but not limited to infringement or violation of copyright, trade secret or other proprietary right of any third party. Licensor shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that Licensee gives Licensor prompt notice of any such claim of which it learns. No settlement which prevents Licensee from continuing to use the Software as provided herein shall be made without Licensee’s prior written consent. In all events, Licensee shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

29.	DISPUTE RESOLUTION & ARBITRATION

In the event of a dispute between the parties concerning any aspect of this Agreement the parties shall meet in good faith to resolve the dispute.

In the event of the dispute is not resolved within fifteen (15) days from the first meeting of the Parties as set out above, any dispute arising out of or in connection with the terms and conditions herein, or the breach, termination or invalidity thereof, either Party may refer the dispute to the Singapore Mediation Centre (“SMC”) for mediation in accordance with the procedures set out by the SMC.

In the event that such dispute cannot be resolved or settled through mediation as set out above, the dispute shall thereafter be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

The arbitration tribunal shall consist of a sole arbitrator to be appointed by the Chairman of the Singapore International Arbitration Centre (“SIAC”). The language of the arbitration shall be English.

The Parties hereby agree to keep confidential any proceedings brought under the provisions herein. Such confidentiality shall extend to any agreement reached between the Parties for the settlement of any dispute or any Arbitral findings.

30.	ATTORNEY FEES

If any legal action is necessary to enforce this License, the prevailing Party shall be entitled to reasonable attorney fees, costs and expenses in addition to any other relief to which it may be entitled after a final judgment is rendered.

31.	LIMITED LIABILITY

Unless otherwise expressly stated herein, Licensor shall not be liable to Licensee for any consequential damages arising out of Licensor’s breach of this Agreement.

Unless otherwise expressly stated herein, Licensee shall not be liable to Licensor for any consequential damages arising out of Licensee’s breach of this Agreement.

32.	NOTICE

All notices required or permitted to be given by one Party to the other under this Agreement shall be sufficient if sent by certified mail, return receipt requested, to the Parties at the respective addresses set forth below or to such other address as the Party to receive the notice has designated by notice to the other Party.

Licensor

Jennifer Perera

Chief Finance Officer,

Duo Software (Pvt) Ltd.

Level 6,

403 Galle Road,

Colombo 3, Sri Lanka.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

Licensee

Pancherine Diaz

Group Finance Director

Hello Corp (Pvt) Ltd.

No 3, R A De Mel Mawatha

Colombo 03

Sri Lanka

33.	GOVERNING LAW

This Agreement shall be governed by and construed under the laws of Sri Lanka without giving effect to the principles thereof relating to conflicts of laws.

34.	CONSENT TO JURISDICTION, VENUE AND SERVICE

Licensor consents and agrees that all legal proceedings relating to the subject matter of this Agreement shall be maintained in courts sitting within Singapore and Licensor consents and agrees that jurisdiction and venue for such proceedings shall lie exclusively within such courts. Service of process in any such proceeding may be made by certified mail, return receipt requested, directed to the respective Party at the address at which it is to receive notice as provided herein.

35.	SEVERABILITY

If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

36.	NO WAIVER

The failure by any Party to exercise any right provided for herein shall not be deemed a waiver of any right hereunder.

37.	FORCE MAJEURE

Should any contingencies arises which prevent the complete or partial fulfillment by either of the parties of their respective obligations under this contract, namely Fire, Acts of God, prohibition of export, arrest and restrain of Rules, Government or any other causes beyond the Parties control, the time stipulated for fulfillment of the obligations shall be extended for a period equal to that during which such contingencies will remain in force.

If a force majeure situation arises, the parties to this Agreement shall notify in writing within fourteen (14) days with evidence showing the force majeure.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

38.	COMPLETE AGREEMENT

This Agreement sets forth the entire understanding of the Parties as to its subject matter and may not be modified except in writing executed by both parties.

This contract is made in English and signed via email or telefax that is considered original. This contract comes into effect as of the date of signing.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

Licensor	Licensee

/s/ Jennifer Perera	/s/ Pancherine Diaz
Jennifer Perera Chief Finance Officer	Pancherine Diaz Group Finance Director

/s/ Ajeewan Arumugam	/s/ Chinthaka Athulathmudali
Ajeewan Arumugam Pre Sales & Branding	Chinthaka Athulathmudali Manager - ICT

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

SCHEDULE A - SOFTWARE DESCRIPTION

Duo Contact Version 3.2 - Multi-Tenant Contact center and CRM system integrated with Voice Payment Gateway.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

SCHEDULE B - LICENSE TERMS

DuoContact Version 3.2,

Call Server License	- One

Redundant Call Server License	- One

Database Server License	- One

Backup Database License	- One

Voice Ports	- (Live -120, Redundancy 0)

Agents Licenses	- 60 Agents

Supervisor Licenses	-12 Agents

Tenant License	- Four

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

SCHEDULE C - LICENSE PAYMENT TERMS

Licensee shall pay a monthly fee or Sri Lankan Rupees five hundred fifty thousand (Rs. 550,000.00) for the first year. Lifetime of the contract is three years.

Note: The monthly fee will be increased by a minimum of 5% annually by a mutual agreement by both parties.

Fee is payable at the commencement of the period (monthly)

Pricing for Additional License

Description	Fee	Software Features Summary Scope Schedule E
Tenant license	USD 225 Per Month	1,2, 3,4, 5, 6, 14, 18, 19, 20
Voice Payment Gateway License	USD 180 Per Month	N/A
Voice Port (IVR and Voice)	USD 25 Per Port/Per Month	N/A
Agent Console	USD 75 Per Agent/Per Month	16
Supervisor Console	UJSD 50 Per Agent/Per Month	17
Standard Reporting Tenant License	Included along with Tenant License	15
SMS/Chat/Fax/Email module license	USD 100 Per Month	10, 11, 12, 13
Work Action	USD 20 Per Agent/Per Month	7,
Outbound Dialer	USD 75 Per Tenant	8, 9

The fee shall cover all the features on schedule E, indicated in the Software feature summary.

All prices above are quoted in United States Dollar.

Note: Any CRM/Report customization or any new development will be charged based on the job and the rate will be discussed and mutually agreed.

Training Cost

Initial training under the contract in clause 13 shall be provided free of charge,

Settlement of Invoice

All Invoices shall be generated on the 30th day of every calendar month, and that invoice shall be settled within a period of 15 days from the date of Invoice, and delayed invoices will give the Licensor the right to charge interest at 2% per month or revoke any services under this agreement.

Taxes

Above prices are subject to deduction of tax at source. For the purpose of clarity all other taxes must be borne by the Licensee including any amount deducted at source.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

SCHEDULE D - HARDWARE. PROGRAMMING LANGUAGE AND OPERATING SYSTEM

SPECIFICATIONS

Live Server Specification

Note* - Current Server Specification to be added.

Note: The above specification may vary based on the number of subscribers and users. The above is only an indicative requirement for running of the licensed application. In the case of cloud and Virtual Machines offering a similar configuration instances. It is recommended to go for a Virtual Machines as it would provide better redundant and high available cluster in the case of smaller volumes of workload.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

End user client specification

End Users Desktops	Recommended Hardware Specification
Standard Along Users	Intel® Centrino or above /I GB RAM/60 GB
Web users	Compatible with Browser (IE, Chrome, Firefox)

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

SCHEDULE E - SOFTWARE FEATURE SUMMERY

Features	Tenant
l. Telephony features	Sri Lankan	Mihin	Amana Takaful
Answer	X	X	X
Hold	X	X	X
Transfer	X	X	X
End Call	X	X	X
Make Call	X	X	X
Call Conference	X	X	X

2. IVR
Basic IVR Functions	X	X	X

Multiple instances of IVR (provide multiple numbers from which a customer an obtain various services from and handle each number differently
E.g. Call 123 to change package Call 456 to check current outstanding amount)	X

3. ACD
Skill based routing (route calls based on agent skills such as language skills or customer support skills)	X	X	X

Priority Queuing (ensure that VIP customers get priority treatment)

4. Call Features
Call recording	X	X	X
Voice Playback	X	X	X
5. Quality monitoring

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

6. CRM
Customer registration	Implemented only for
Account creation	Sri Lankan Tenant
7. WorkAction
Complaint management
Inquiry management	Implemented
Activity management	and Partially	Any
Define interaction category specific fields	Functional.	additional
Attach previous interactions	User	cost as we
Assign tasks	interfaces	have the
Add comments	available	license, but
SMS notifications to customers	only for	only
Interaction history and Audit Trail view	Sri Lankan
Interaction categorization	Tenant.
Interaction reports
8. Dialer

9. Campaign management

10. Email
Send emails	X
Receive emails	X
Email Templates Management	X
11. SMS

e.g. type ‘CMB <ticket no.>’ and send to 123 to obtain your flight time)

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

12. Fax
Send faxes	X
Receive Faxes	X
Fax Templates Management
13. Snail mail

14. Knowledge base

15. Report list
Real time report	X	X	X
Historical report	X	X	X
IVR report	X	X	X
Dynamic Report generator
16. Agent console
Telephony features	X	X	X
Agent productivity	X	X	X
Centre status	X	X	X
Call status	X	X	X
Volume configuration	X	X	X
17. Supervisor console
User management module	X	X	X
Accounts management	X	X	X
Security management	X	X	X
Console Configurations	X	X	X

18. Back office console
Task Management - Task inbox and Task outbox	Task Management - Implemented and Partially Functional for
Case Management (bundle similar complaints for collective resolution)	Sri Lankan. Case Management not implemented.
19. Administration console

20. Mail Room Operator Console

21. Redundancy
Call Server redundancy	Partially
Database Server redundancy	implemented
Remote call server redundancy (based on BPO system architecture)
chat all features

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

SCHEDULE F-SLA PLANS

Support Priority Levels

Definition of critical levels

Priority 1

Critical	Trouble condition where DUO system is completely out of service or is causing significant business impact to the customer and no immediate workaround is available.

Priority 2

High	Trouble condition where some functions are out of service or is causing significant Degradation in Performance or Functionality no immediate workaround is available.

Priority 3

Medium	Trouble condition where DUO Product or Feature not working to Specifications, but relief is provided through some other means.

Priority 4

Low	Any condition or request for assistance that is not business-impacting. This priority is also used for information exchange and feature requests.

Maximum number of conditions rated as critical or medium allowed per month is three (03 instance per month per condition)

HelloCorp will have the right to charge penalty if the no of occurrence per level exceeds the above set maximum limit, in accordance with Clause No 16.3 of the End User Software License Agreement.

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End User Software License Agreement between duo software (pvt) ltd and hello corp (pvt) Ltd.

Service Level Assurance

Criticality Level	Support offering
Critical	Less than 90 minutes (under normal conditions)
High	Less than 180 minutes (under normal conditions)
Medium	Less than 48 hours (under normal conditions) or Next Release
Low	Next Release (under normal conditions)

The following levels of response time are offered to meet the needs of your business.

Please note, should a bug cause for incorrect data writes and script needs to be performed to correct the data, the time required for correction of the data is not included in the above timings.

Escalation time frames for critical levels

The following escalation levels of response time are offered to meet the needs of your business.

Criticality Level	Escalation Levels
	First Level	Second Level
Critical	Minimum 60 minutes from promised time	After 3 hours from promised time
High	Minimum 2 hours from promised time	After 6 hours from promised time
Medium	Minimum 48 hours from promised time	Minimum 5 Days from promised time
Low	Minimum 96 hours from promised time	Minimum 7 Days from promised time

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